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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (File Nos. 333-50957 and 333-50959) filed on April 24, 1998, (ii) the Registration Statement on Form S-8 with respect to the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan filed on June 29, 1998, and (iii) the Registration Statement on Form S-8 with respect to the Racing Champions Corporation Stock Incentive Plan filed on June 29, 1998, of our report dated April 22, 1998 included by incorporation by reference in this Current Report on Form 8-K.


/s/ Burnett & Sneed
BURNETT & SNEED, CPA
South Boston, Virginia
June 29, 1998